EXHIBIT 99.1

Callaway Golf Company Releases Preliminary Third Quarter 2007 Results

    CARLSBAD, Calif.--(BUSINESS WIRE)--Oct. 17, 2007--Callaway Golf Company (NYSE:ELY) today announced that, based on current information, the Company estimates net sales for the third quarter ended September 30, 2007 of approximately $236 million, a year-over-year increase of 22%. Management also estimates that based on these sales levels, earnings per diluted share will range between $0.00 and $0.02, including non-cash employee equity-based compensation charges associated with FAS 123R and including a gain of approximately $0.03 per diluted share related to the sale of a building. These results are based on approximately 67.6 million diluted shares outstanding and include after-tax charges of approximately $0.04 per diluted share related to the gross margin improvement initiatives announced in November 2006. Excluding charges for these gross margin initiatives, pro forma earnings per diluted share are estimated to range from $0.04 to $0.06.

    For the third quarter of 2006, the Company reported net sales of $194 million and a loss per share of $0.18 (on 67.0 million shares), including non-cash FAS 123R charges. Those results include after-tax charges of approximately $0.02 per share associated with the restructuring initiatives announced in September 2005 and the Top-Flite integration. Excluding these charges, pro forma loss per share was $0.16.

    Business Update

    "We are very pleased with our preliminary third quarter results as our business continues to exceed our expectations," commented George Fellows, President and CEO of Callaway Golf. "Consumer and retail demand for our products has remained strong, resulting in record sales for the first nine months of 2007. We also continue to realize significant benefits from our November 2006 gross margin improvement initiatives and inventory reduction initiatives. For the first nine months of 2007, our estimated gross margins as a percent of sales has increased 5 percentage points compared to 2006 and our estimated inventory at the end of September decreased $28 million compared to last year, in line with our recent forecasts."

    Details of Third Quarter Preliminary Results

    Sales

    The estimated increase in sales for the third quarter is attributable to strong sales across the woods, irons, golf balls, and accessories categories, with a slight decline in putters.

    Gross Margins

    The Company estimates its gross margins as a percentage of net sales at approximately 40% for the third quarter. Excluding charges related to gross margin improvement initiatives, the Company estimates its pro forma gross margins as a percentage of net sales at approximately 42%. In the third quarter of 2006, the Company's gross margins were 35% and excluding integration and restructuring charges were 36%. The improvement in pro forma gross margins can be attributed to a positive contribution from this year's implementation of gross margin improvement initiatives as well as an increased mix of sales of higher margin products, which was driven by the continued success of the Company's Fusion Drivers and X-20 Irons.

    Operating Expenses

    The Company estimates that its operating expenses for the quarter will be approximately $93 million (40% of net sales), an increase of approximately $8 million when compared to last year's third quarter of $85 million (44% of net sales). The dollar increase is due to higher selling expense associated with the higher sales, increases in marketing expense, an increase in international expense due to the weaker dollar, and increased expense for annual employee incentive compensation associated with the improved year over year operating results, partially offset by the gain recognized on the sale of a building.

    Business Outlook

    The Company is raising the full year forecast with sales estimated to range from $1.095 to $1.105 billion and pro-forma fully diluted earnings per share of $0.85 to $0.89 (on an estimated 68.3 million shares). This compares to a previous forecast of sales ranging from $1.070 to $1.080 billion and pro-forma fully diluted earnings per share of $0.78 to $0.84 (on an estimated 70 million shares). Pro forma earnings exclude charges related to gross margin initiatives, currently estimated at $0.08 per share for 2007, but include employee equity-based compensation charges under FAS 123R.

    "We are raising our annual forecast for the third time this year due to the continued sales and margin momentum through the first nine months," commented Brad Holiday, Chief Financial Officer. "Our forecast for the balance of the year takes into consideration limited new product introductions during the fourth quarter compared to approximately $30 million in 2006. We have also taken into consideration the fact that product margins are typically lower during the last quarter as we move our end of life product through the retail channels. Additionally, our strong earnings have generated a significant improvement in our cash flow this year, a portion of which we have used to purchase $75 million of our outstanding stock during the third quarter."

    Conference Call

    The Company will release actual third quarter financial results on November 1, 2007. A conference call and webcast will also take place at that time.

    Disclaimer: Investors should be aware that the Company has not yet finalized its results for the third quarter of 2007 and that the Company's "preliminary" estimates of net sales, gross margins, operating expenses and earnings for the third quarter reflect management's estimates based upon the information available at the time made. These estimates could differ materially from the Company's actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated future sales and earnings, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Investors should understand that it is very difficult to forecast sales of the Company's products as a majority of the Company's sales each year is derived from the sale of new products. Accurately estimating the Company's sales and therefore earnings each year is therefore based upon various unknowns including consumer acceptance and demand for the Company's new products as well as future consumer discretionary purchasing behavior. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products, in manufacturing the Company's products, or in connection with the implementation of the Company's planned gross margin initiatives, the re-launch of the Top-Flite brand or the implementation of future initiatives; market acceptance of current and future products; adverse market and economic conditions; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The preliminary financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives, and charges related to the Company's gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and for 2006 in the supplemental financial information contained in the Company's August 1, 2007 press release, which is available in the Investor Relations section of the Company's website at www.callawaygolf.com.

    About Callaway Golf

    Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company, which celebrates its 25th Anniversary in 2007, manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Odyssey(R), Top-Flite(R), and Ben Hogan(R) brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com.

    CONTACT: Callaway Golf Company
             Brad Holiday
             Patrick Burke
             Michele Szynal
             760-931-1771